WASHINGTON REAL ESTATE INVESTMENT TRUST	NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.washingtonreit.com

October 23, 2014

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES THIRD QUARTER FINANCIAL AND OPERATING RESULTS
Company Posts Significant Same-Store NOI Growth and Occupancy Gains
Washington Real Estate Investment Trust (“Washington REIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended September 30, 2014:

Third Quarter 2014 Highlights

•	Generated Core Funds from Operations (FFO) of $0.43 per fully diluted share for the quarter, a $0.02 increase over second quarter 2014

•	Achieved same-store Net Operating Income (NOI) growth of 7.1% over third quarter 2013

•	Improved overall same-store physical occupancy to 93.2% from 92.6% in the second quarter 2014 and 89.4% at the beginning of the year

•
Executed 43 new and renewal commercial leases totaling 263,000 square feet at an average rental rate increase of 9.9% over in-place rents for new leases and an average rental rate increase of 18.7% over in-place rents for renewal leases

•	Narrowed 2014 Core FFO guidance to $1.60 - $1.63 from $1.56 - $1.64

"We are pleased with the strong momentum in same-store NOI growth and occupancy gains seen in the third quarter - which accelerated from last quarter - as a result of the continued lease-up of vacancies, improving tenant retention and progress from the operational enhancements made over the past several quarters," said Paul T. McDermott, President and Chief Executive Officer. "These solid results reflect the continued progress we have made in executing our strategy to improve the overall quality of our portfolio. In addition, our recent off-market acquisition of Spring Valley Retail Center in the affluent northwest Washington, DC submarket also demonstrates our commitment to and execution of our stated strategy focusing on higher quality, urban infill properties in areas with strong demographics. We remain confident in the actions we are taking to transform Washington REIT into a best-in-class operator of commercial real estate in the Washington, DC metro area and to position our company for long-term growth."

Financial Highlights

Core Funds from Operations(1), defined as Funds from Operations(1) (FFO) excluding acquisition expense, gains or losses on extinguishment of debt, severance expense and impairment, was $28.5 million, or $0.43 per diluted share, for the quarter ended September 30, 2014, compared to $30.6 million, or $0.46 per diluted share, for the prior year period. FFO for the quarter ended September 30, 2014 was $28.0 million, or $0.42 per diluted share, compared to $30.2 million, or $0.45 per diluted share, in the same period one year ago. Core FFO and FFO were impacted by the sale of the Medical Office Portfolio and the subsequent reinvestment of the sale proceeds.

Net income attributable to the controlling interests for the quarter ended September 30, 2014 was $3.7 million, or $0.05 per diluted share, compared to $5.8 million, or $0.09 per diluted share, in the same period one year ago.

Washington Real Estate Investment Trust

Operating Results

The Company's overall portfolio Net Operating Income (NOI)(2) was $47.5 million for the quarter ended September 30, 2014, compared to $42.6 million in the same period one year ago and $46.7 million in the second quarter of 2014. Overall portfolio physical occupancy for the third quarter was 90.7%, compared to 88.7% in the same period one year ago and 90.1% in the second quarter of 2014.

Same-store(3) portfolio physical occupancy for the third quarter was 93.2%, compared to 89.8% in the same period one year ago and 92.6% in the second quarter of 2014. Same-store portfolio NOI for the third quarter increased 7.1% compared to the same period one year ago and rental rate growth was 0.9%.

▪
Office: 55.9% of Total NOI - Same-store NOI for the third quarter increased 9.2% compared to the same period one year ago. Rental rate growth was 1.6% while same-store physical occupancy increased 520 bps to 91.8%. Sequentially, same-store physical occupancy increased 120 bps compared to the second quarter of 2014.

▪
Retail: 24.5% of Total NOI - Same-store NOI for the second quarter increased 8.1% compared to the same period one year ago. Rental rate growth was 0.8% while same-store physical occupancy increased 300 bps to 94.4%. Sequentially, same-store physical occupancy increased 20 bps compared to the second quarter of 2014.

▪
Multifamily: 19.6% of Total NOI - Same-store NOI for the second quarter decreased 0.1% compared to the same period one year ago. Rental rates decreased 0.8% while same-store physical occupancy increased 40 bps to 94.5%. Sequentially, same-store physical occupancy increased 20 bps compared to the second quarter of 2014.

Leasing Activity

During the third quarter, Washington REIT signed commercial leases totaling 263,000 square feet, including 48,000 square feet of new leases and 215,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions and Incentives
New:
Office	37,852	7.4	$33.77	7.2%	$39.62	$35.54
Retail	10,408	9.8	43.69	18.2%	15.58	28.03
Total	48,260	7.9	35.91	9.9%	34.43	33.92

Renewal:
Office	44,214	7.4	$44.95	36.7%	$13.47	$12.05
Retail	170,568	5.1	14.67	7.4%	—	0.30
Total	214,782	5.6	20.90	18.7%	2.77	2.72

Acquisition Activity

On October 1, 2014, Washington REIT acquired Spring Valley Retail Center, a 75,000 square foot retail shopping center located in northwest Washington, DC for $40.5 million. Spring Valley is Washington REIT’s fourth acquisition in 2014, representing a total cumulative investment value of approximately $300 million. The 96% leased Spring Valley Retail Center consists of five separate buildings of multi-level retail space in the 4800 block of Massachusetts Avenue located in the affluent Spring Valley neighborhood of northwest Washington, DC. The property has red brick construction and Colonial Revival style architecture, and is part of the local neighborhood retail hub located along Massachusetts Avenue.

Washington Real Estate Investment Trust

Relocation of Corporate Headquarters to Washington, DC

On October 20, 2014, Washington REIT announced plans to relocate its corporate headquarters from Rockville, MD, to the Central Business District of Washington, DC at 1775 Eye Street. The move will commence in the fourth quarter and is expected to be completed by January 2015. Acquired by Washington REIT earlier this year, 1775 Eye Street, is an eleven-story office building with a two-level parking garage, located at the intersection of 18th and Eye Street, in northwest DC. Following the move, Washington REIT will continue to maintain a presence at its current office located at 6110 Executive Boulevard in Rockville, MD.

Earnings Guidance

Management is narrowing its 2014 Core FFO guidance from $1.56 - $1.64 to $1.60 - $1.63. The improvement in range reflects stronger than expected same-store NOI growth in the office and retail divisions.

Dividends

On September 30, 2014, Washington REIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for Third Quarter Earnings is scheduled for Friday, October 24, 2014 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until November 7, 2014 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                13591510

The live on-demand webcast of the Conference Call will be available on the Investor section of Washington REIT's website at www.washingtonreit.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About Washington REIT

Washington REIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. Washington REIT owns a diversified portfolio of 55 properties, totaling approximately 7 million square feet of commercial space and 2,890 multifamily units, and land held for development. These 55 properties consist of 25 office properties, 17 retail centers and 13 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: Washington REIT's press releases and supplemental financial information are available on the company website at www.washingtonreit.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2013 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Washington Real Estate Investment Trust

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of Washington REIT's operating portfolio and affect the comparative measurement of Washington REIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization and related to executive retirements or resignations and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated and excludes properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. A non-same-store property is one that was acquired, under redevelopment or development, or placed into service during either of the periods being evaluated. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Properties under redevelopment or development are included within the non-same-store properties beginning in the period during which redevelopment or development activities commence. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Segment	2014	2013	2014	2013
Multifamily	94.5%	94.1%	94.3%	94.1%
Office	91.8%	86.6%	87.1%	86.1%
Medical Office	—%	—%	—%	84.6%
Retail	94.4%	91.4%	94.4%	91.4%

Overall Portfolio	93.2%	89.8%	90.7%	88.7%

(i) Same-store properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion. For Q3 2014 and Q3 2013, same-store properties exclude:

Multifamily Acquisitions: The Paramount and Yale West;
Office Acquisitions: The Army Navy Club Building and 1775 Eye Street;
Office Redevelopment: 7900 Westpark Drive;
Retail Acquisitions: none.

Also excluded from same-store properties in Q3 2014 and Q3 2013 are:

Sold Properties: The Medical Office Portfolio (Woodholme Center, 6565 Arlington Boulevard, 2440 M Street, 15001 Shady Grove Road, 15005 Shady Grove Road, 19500 at Riverside Park (formerly Lansdowne Medical Office Building), 9707 Medical Center Drive, CentreMed I and II, 8301 Arlington Boulevard, Sterling Medical Office Building, Shady Grove Medical Village II, Alexandria Professional Center, Ashburn Farm Office Park I, II and III, Woodholme Medical Office Building, Woodburn Medical Park I and II, and Prosperity Medical Center I, II and III).
Retail sold property: 5740 Columbia Road (parcel of land at Gateway Overlook).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2014	2013	2014	2013
Revenue
Real estate rental revenue	$73,413	$65,828	$214,278	$196,303
Expenses
Real estate expenses	25,914	23,243	77,784	69,467
Depreciation and amortization	24,354	21,168	71,508	63,328
Acquisition costs	69	148	5,047	448
General and administrative	4,523	3,850	13,780	11,717
	54,860	48,409	168,119	144,960
Other operating income
Gain on sale of real estate	—	—	570	—
Real estate operating income	18,553	17,419	46,729	51,343
Other income (expense):
Interest expense	(15,087)	(15,930)	(44,602)	(47,944)
Other income	192	220	634	705
	(14,895)	(15,710)	(43,968)	(47,239)

Income from continuing operations	3,658	1,709	2,761	4,104

Discontinued operations:
Income from operations of properties sold or held for sale	—	4,131	546	11,139
Gain on sale of real estate	—	—	105,985	3,195
Income from discontinued operations	—	4,131	106,531	14,334
Net income	3,658	5,840	109,292	18,438
Less: Net loss attributable to noncontrolling interests in subsidiaries	10	—	17	—
Net income attributable to the controlling interests	$3,668	$5,840	$109,309	$18,438

Income from continuing operations attributable to the controlling interests	3,668	1,709	2,778	4,104
Continuing operations real estate depreciation and amortization	24,354	21,168	71,508	63,328
Gain on sale of real estate (classified as continuing operations)	—	—	(570)	—
Funds from continuing operations(1)	$28,022	$22,877	$73,716	$67,432

Income from operations of properties sold or held for sale	—	4,131	546	11,139
Discontinued operations real estate depreciation and amortization	—	3,215	—	12,161
Funds from discontinued operations	—	7,346	546	23,300

Funds from operations(1)	$28,022	$30,223	$74,262	$90,732

Tenant improvements	(4,882)	(3,957)	(17,751)	(13,850)
External and internal leasing commissions capitalized	(4,090)	(3,746)	(9,093)	(8,694)
Recurring capital improvements	(1,720)	(1,917)	(4,218)	(4,949)
Straight-line rents, net	(658)	(578)	(1,734)	(1,404)
Non-cash fair value interest expense	32	255	257	764
Non real estate depreciation & amortization of debt costs	994	939	2,770	2,830
Amortization of lease intangibles, net	704	129	1,620	256
Amortization and expensing of restricted share and unit compensation	1,307	1,215	3,777	3,588
Funds available for distribution(4)	$19,709	$22,563	$49,890	$69,273

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2014	2013	2014	2013
Income from continuing operations	(Basic)	$0.05	$0.03	$0.04	$0.06
	(Diluted)	$0.05	$0.03	$0.04	$0.06
Net income	(Basic)	$0.05	$0.09	$1.63	$0.27
	(Diluted)	$0.05	$0.09	$1.63	$0.27
Funds from continuing operations	(Basic)	$0.42	$0.34	$1.11	$1.01
	(Diluted)	$0.42	$0.34	$1.11	$1.01
Funds from operations	(Basic)	$0.42	$0.45	$1.11	$1.36
	(Diluted)	$0.42	$0.45	$1.11	$1.36

Dividends paid		$0.3000	$0.3000	$0.9000	$0.9000

Weighted average shares outstanding		66,738	66,410	66,725	66,403
Fully diluted weighted average shares outstanding		66,790	66,561	66,760	66,545

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2014
	(unaudited)	December 31, 2013
Assets
Land	$519,859	$426,575
Income producing property	1,867,752	1,675,652
	2,387,611	2,102,227
Accumulated depreciation and amortization	(620,279)	(565,342)
Net income producing property	1,767,332	1,536,885
Properties under development or held for future development	99,500	61,315
Total real estate held for investment, net	1,866,832	1,598,200
Investment in real estate held for sale, net	—	79,901
Cash and cash equivalents	8,571	130,343
Restricted cash	9,496	9,189
Rents and other receivables, net of allowance for doubtful accounts of $5,519 and $6,783, respectively	58,135	48,756
Prepaid expenses and other assets	116,345	105,004
Other assets related to properties sold or held for sale	—	4,100
Total assets	$2,059,379	$1,975,493

Liabilities
Notes payable	$747,082	$846,703
Mortgage notes payable	413,330	294,671
Lines of credit	5,000	—
Accounts payable and other liabilities	64,153	51,742
Advance rents	12,211	13,529
Tenant security deposits	8,625	7,869
Liabilities related to properties sold or held for sale	—	1,533
Total liabilities	1,250,401	1,216,047

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,663 and 66,531 shares issued and outstanding, respectively	667	665
Additional paid-in capital	1,153,344	1,151,174
Distributions in excess of net income	(347,724)	(396,880)
Total shareholders' equity	806,287	754,959

Noncontrolling interests in subsidiaries	2,691	4,487
Total equity	808,978	759,446

Total liabilities and equity	$2,059,379	$1,975,493

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three Months Ended September 30, 2014	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,090	$23,665	$11,621	$43,376
Add: Net operating income from non-same-store properties(3)	1,226	2,897	—	4,123
Total net operating income(2)	$9,316	$26,562	$11,621	$47,499
Add/(deduct):
Other income				192
Acquisition costs				(69)
Interest expense				(15,087)
Depreciation and amortization				(24,354)
General and administrative expenses				(4,523)
Net income				3,658
Less: Net loss attributable to noncontrolling interests in subsidiaries				10
Net income attributable to the controlling interests				$3,668

Three Months Ended September 30, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,098	$21,662	$10,754	$40,514
Add: Net operating income from non-same-store properties(3)	—	2,042	29	2,071
Total net operating income(2)	$8,098	$23,704	$10,783	$42,585
Add/(deduct):
Other income				220
Acquisition costs				(148)
Interest expense				(15,930)
Depreciation and amortization				(21,168)
General and administrative expenses				(3,850)
Discontinued operations:
Income from operations of properties sold or held for sale				4,131
Net income				5,840
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$5,840

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Nine Months Ended September 30, 2014	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$23,467	$68,714	$33,511	$125,692
Add: Net operating income from non-same-store properties(3)	3,501	7,275	26	10,802
Total net operating income(2)	$26,968	$75,989	$33,537	$136,494
Add/(deduct):
Other income				634
Acquisition costs				(5,047)
Interest expense				(44,602)
Depreciation and amortization				(71,508)
General and administrative expenses				(13,780)
Gain on sale of real estate (classified as continuing operations)				570
Discontinued operations:
Income from operations of properties sold or held for sale				546
Gain on sale of real estate				105,985
Net income				109,292
Less: Net loss attributable to noncontrolling interests in subsidiaries				17
Net income attributable to the controlling interests				$109,309

Nine Months Ended September 30, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$23,934	$64,939	$31,665	$120,538
Add: Net operating income from non-same-store properties(3)	—	6,213	85	6,298
Total net operating income(2)	$23,934	$71,152	$31,750	$126,836
Add/(deduct):
Other income				705
Acquisition costs				(448)
Interest expense				(47,944)
Depreciation and amortization				(63,328)
General and administrative expenses				(11,717)
Discontinued operations:
Income from operations of properties sold or held for sale				11,139
Gain on sale of real estate				3,195
Net income				18,438
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$18,438

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013
Net income attributable to the controlling interests		$3,668	$5,840	$109,309	$18,438
Add/(deduct):
Real estate depreciation and amortization		24,354	21,168	71,508	63,328
Gain on sale of real estate (classified as continuing operations)		—	—	(570)	—
Discontinued operations:
Gain on sale of real estate		—	—	(105,985)	(3,195)
Real estate depreciation and amortization		—	3,215	—	12,161
Funds from operations(1)		28,022	30,223	74,262	90,732
Add/(deduct):
Acquisition costs		69	148	5,047	448
Severance expense		394	250	1,018	333
Core funds from operations(1)		$28,485	$30,621	$80,327	$91,513

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2014	2013	2014	2013
Funds from operations	(Basic)	$0.42	$0.45	$1.11	$1.36
	(Diluted)	$0.42	$0.45	$1.11	$1.36
Core FFO	(Basic)	$0.43	$0.46	$1.20	$1.37
	(Diluted)	$0.43	$0.46	$1.20	$1.37

Weighted average shares outstanding		66,738	66,410	66,725	66,403
Fully diluted weighted average shares outstanding		66,790	66,561	66,760	66,545